Exhibit 99.1

news release

For Immediate Release	Contact: Mark Borman – Investor Relations
952.917.0590
mark.borman@adc.com

Chuck Grothaus – Public Relations
952.917.0306
chuck.grothaus@adc.com

Editor’s Note: Conference call, July 22, 8:30 a.m. Eastern Time (details below)

ADC Announces Agreement To
Acquire Fiber Optic Network Solutions (FONS)

•                  Strategic Acquisition Accelerates ADC’s FTTX Product Leadership In Strong Growth Market

•                  Combination of ADC and FONS product families creates an extensive set of FTTX product options for our customers

•                  Further Enhances ADC’s Growth Strategy To Become The Global Communications Network Infrastructure Leader By Building Scale In Fiber Connectivity From The Central Office, Through The Outside Plant To Customer Premises

•                  FONS Acquisition Expected To More Than Double ADC’s FTTX Outside Plant Sales To Exceed 10% Of Total ADC Sales

•                  Post-Close Diluted Earnings Per Share From Continuing Operations Expected To Be Accretive, Excluding Acquisition-Related Charges, Intangibles Amortization And FONS Employee Retention Payments

MINNEAPOLIS – July 22, 2005 – ADC (NASDAQ:ADCT, www.adc.com) today announced an agreement to acquire Fiber Optic Network Solutions (FONS) Corp. (www.fons.com), a leading manufacturer of high-performance passive optical components and fiber optic cable packaging, distribution and connectivity solutions.  The acquisition is designed to further enhance and add scale to ADC’s existing line of fiber-to-the-x (FTTX) solutions in a fast-growing market and to support ADC’s long-term goal of being the leading global provider global network infrastructure solutions.  A privately held company financed by two rounds of venture investing and owned by Oak Investment Partners, Morgenthaler Partners and its employees, FONS has approximately 60 employees worldwide and estimated 2005 sales of $95 million. In addition to its corporate headquarters in Marlboro, Massachusetts, FONS has strategic partnerships and outsourcing relationships in countries including Mexico, Japan and China.

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PO Box 1101, Minneapolis, MN 55440-1101, web site: www.adc.com

“FONS is a high-quality connectivity business that fits well with our strategy for capturing the strong growth potential of the FTTX market, which is in the early stages of its growth curve. This acquisition more than doubles our FTTX outside plant business to greater than 10% of total ADC sales.  Also, it is expected to be accretive to earnings per share, excluding acquisition-related charges, acquired intangibles amortization and FONS employee retention payments,” said Robert E. Switz, president and CEO of ADC. “The strategic value of this acquisition is created from combining ADC’s global scale, worldwide customer base and distribution channels, and innovations in connectivity with FONS’ advancements in fiber connectivity solutions.”

“We remain focused on being a leader in global communications network infrastructure solutions and the FONS acquisition is a great addition to our existing organic growth initiatives in fiber connectivity, Ethernet, wireless and enterprise solutions.  FONS also brings additional scale and capabilities to our growing fiber connectivity business to help us meet the needs of our customers as they roll out their important initiatives in this area. Ultimately, our customers benefit from ADC’s commitment to the development of a strategic portfolio consisting of fiber connectivity solutions designed for the central office all the way through the outside plant to customer premises,” Switz added.

“I am excited at this opportunity to merge FONS and ADC together to lead the advancement of FTTX solutions for communications operators worldwide,” said Michael J. Noonan, president and CEO of FONS. “With ADC’s strong financial and market position, solid intellectual property, and global reach of sales into more than 150 countries, coupled with FONS’ fiber connectivity advancements, the combined entities will have the resources, distribution and support to make our FTTX offerings the best available solutions for our customers.”   On closing the acquisition, Mr. Noonan will become Vice President of Business Development in ADC’s Global Connectivity Solutions business.

ADC has agreed to acquire FONS for payments of $172 million in cash, net of any FONS debt at the time of closing. This amount is inclusive of a retention bonus pool that will be paid to most of FONS’ current employees. The transaction is expected to close during the next 30 to 90 days. Closing of the transaction is subject to approval by necessary regulatory authorities as well as customary closing conditions. After closing the transaction, ADC expects to take a charge for various acquisition-related expenses the amount of which has not been determined. Excluding the charge, amortization of acquired intangibles and scheduled payments of a FONS employee retention pool, ADC expects the acquisition to be around $0.00-$0.01 accretive, depending on when the transaction closes, to diluted earnings per share from continuing operations in the remainder of fiscal 2005 and around $0.05-$0.10 accretive to diluted earnings per share from continuing operations in fiscal 2006.

Based on industry analysts’ estimates and ADC’s own proprietary market research, ADC believes that the FTTX market’s growth potential is significant around the world.  This research indicates the following estimates:

•                  In the United States, FTTX networks are expected to pass more than 4.5 million homes by the end of 2005.  It is estimated that by year-end 2008, FTTX networks will pass more than 29 million homes and that $1.5-3.5 billion will be spent annually by telecommunications service providers during the next five years as FTTX networks are deployed in the United States.

•                  Internationally, FTTX networks are expected to pass more than 10 million homes by the end of 2005 and it is estimated that by year-end 2008 more than 60 million homes will be passed by FTTX networks.

ADC’s OmniReach Solutions are the industry’s first platforms designed from the ground up to meet the unique requirements of FTTX networks. By building network infrastructures upon ADC’s OmniReach Solutions, service providers nationwide are accelerating deployment and maximizing operational efficiency from the central office to the outside plant. Through its Professional Services organization, ADC also provides a suite of FTTX service solutions to plan, deploy and maintain FTTX architectures from the CO to the network edge. For more information about ADC’s FTTX solutions or to obtain an FTTX Planning Guide, please visit www.adc.com/fttx.

FONS’ Pathways™ FTTP Solutions enable the delivery of high-speed, bandwidth rich, converged services over a single network and are tailored to support all major network segments including central office, outside plant and customer premise applications. For more information about Pathways solutions, visit www.fons.com/fiber_to_the_premises.htm.

July 22 Conference Call at 8:30 a.m. Eastern

ADC will discuss its acquisition of FONS on a conference call scheduled for July 22, at 8:30 a.m. Eastern time.  The conference call can be accessed by domestic callers at (800) 399-7506 and by international callers at (706) 634-2489.  Starting today at 9:30 a.m. Eastern time, the replay of the call can be accessed until 23:59 p.m. Eastern time on July 29, 2005 by domestic callers at (800) 642-1687 and by international callers at (706) 645-9291 (conference ID number is 8082961).

About ADC

ADC provides the connections for wireline, wireless, cable, broadcast, and enterprise networks around the world. ADC’s innovative network infrastructure equipment and professional services enable high-speed Internet, data, video, and voice services to residential, business and mobile subscribers. ADC (NASDAQ: ADCT) has sales into more than 150 countries. Learn more about ADC at www.adc.com.

About Fiber Optic Network Solutions

Founded in 1992, Fiber Optic Network Solutions (FONS) Corp. designs and manufactures a complete line of high-performance passive fiber-optic components and inter-connect solutions that enable customers to implement FTTH networks. The company’s suite of products extend through all areas of the network, including solutions for Central Office/Head End, Outside Plant, Customer Premises/MDU and LAN/Data Communications applications.  FONS emphasizes independent third party testing and product certification to stand behind claims of offering customers the highest level of performance, reliability and quality available in the industry.  Learn more about FONS at www.fons.com

Cautionary Statement under the Private Securities Litigation Reform Act Of 1995

All forward-looking statements contained herein, particularly those pertaining to ADC’s expectations of market trends or future operating results, reflect management’s current expectations or beliefs as of the date of such statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. ADC Telecommunications cautions readers that future actual results could differ materially from those in forward-looking statements depending on the outcome of certain factors. All such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, significant difficulties in forecasting sales and market trends; uncertainties regarding the level of capital spending by telecommunications service providers and enterprise customers; the overall demand for ADC’s products or services; the demand for particular products or services within the overall mix of products sold, as our products and services have varying profit margins; changing market conditions and growth rates either within ADC’s industry or generally within the economy; the impact of actions we may take such as acquisitions and divestitures; ADC’s ability to effectively integrate acquisitions with ADC’s historic operations; ADC’s ability to dispose of excess assets on a timely and cost-effective basis; new competition and technologies; increased costs associated with protecting intellectual property rights; the retention of key employees; pressures on the pricing of the products or services ADC offers; performance of contract manufacturers used by ADC to make certain products; the availability and cost of raw components; changes in exchange rates as a large portion of our sales from outside the United States;

possible consolidation among our customers, competitors or vendors; and other risks and uncertainties, including those identified in the section captioned Risk Factors in Exhibit 99 of ADC’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2005. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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